UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: N/A
	2)	Aggregate number of securities to which transaction applies: N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: N/A
	2)	Form, Schedule or Registration Statement No.: N/A
	3)	Filing Party: N/A
	4)	Date Filed: N/A

1600 Summer Street Stamford, CT 06905 USA T +1 203 326 2300
GE Asset Management

Dear Elfun Funds Unitholder:

At GE Asset Management Incorporated (GEAM), we value our relationship with you as an investor in the Elfun Funds.

As you may have seen in an Elfun Funds proxy statement recently mailed to you, we are currently seeking unitholder approval for several proposals involving three of these funds intended to support a simpler and more efficient management of the funds on behalf of unitholders. (By now, you should have already received a copy of this proxy statement; if you have not and would like to obtain one, please call 1-800-966-8932 to request a copy.)

GEAM recommends that you vote in favor of each of the proposals. For your convenience, below you will find a summary of some of the key elements of the proxy statement and what the proposals mean for the funds and unitholders.

Proposal 1

GEAM recently decided to outsource the management of its money market funds to better focus on its core capabilities. As a result of this decision, GEAM is proposing to utilize SSgA Funds Management, Inc.—a firm with substantial experience managing funds of this type—to serve as sub-advisor of the Elfun Government Money Market Fund going forward. It is anticipated that this change will result in a lower total expense ratio for the fund and its unitholders. Similar to the other proposals in this proxy statement, this proposal requires approval through a unitholder vote before it can be implemented.

Proposals 2 and 3

GEAM is also taking this opportunity to simplify certain aspects of the Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund and Elfun Income Fund in the same proxy statement through additional proposals. These include a proposal to use a “manager of managers” arrangement for the funds and the modernization of various investment policies of these funds. These proposed changes would in many cases bring the policies and other aspects of the funds more in line with those of other mutual funds in the industry. In addition, they may allow the funds’ portfolio managers to better take advantage of investing opportunities in the market.

Importantly, please note that the proposed changes to the funds’ fundamental investment policies are not expected to affect any fund’s current investment objective or its principal investment strategies; similarly, it is not expected that the approval of these changes will significantly change the management or risks of investing in any fund. For example, in the case of the Elfun Tax-Exempt Income Fund, the fund would continue to be managed in the manner it is today, which is to maximize the exemption of the fund’s income from federal income taxes.

Your vote is important to us. Please call 1-800-966-8932 to vote on these proposals or with any questions you may have about the proxy statement.

Sincerely,

GE Asset Management Incorporated

GE Asset Management Incorporated

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

1600 Summer Street

Stamford, CT 06905

We recently sent you proxy materials regarding a Special Meeting of Unitholders scheduled to be held on September 15, 2014. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain sufficient number of votes to hold the meeting. By voting now, you will help save on the cost of additional solicitation.

Please Vote Today!

You may think your vote is not important, but your participation is critical to holding the meeting, so please vote immediately. You and all other Fund Unitholders will benefit from your cooperation.

Each Fund’s Board of Trustees recommends a vote “FOR” all proposals being voted on as detailed in your Notice of Special Meeting of Unitholders and Proxy Statement. A copy of the Notice/Proxy Statement is available by calling the toll free number shown below.

1-800-966-8932

Your vote is needed immediately! Please vote now to be sure your vote is received in time for the September 15, 2014 Special Meeting of Unitholders.

Your Fund has made it very easy for you to vote.

Choose one of the following methods:

•     Speak to a live proxy specialist by calling 1-800-966-8932, press “0”. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

•     Log on to the internet site noted on your enclosed card, enter your control number printed on the card, and vote by following the on-screen prompts.

•     Call the phone number on your enclosed card, enter the control number printed on the card, and follow the touchtone prompts.

•     Mail in your signed card in the postage-paid envelope provided.

Voting takes only a few minutes. Thank you for your participation in this important matter.
Elfun-R